QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.4

NUMBER	SHARES
C

GREAT LAKES DREDGE & DOCK HOLDINGS CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                                                                                      CUSIP
IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF
$.0001 EACH OF THE COMMON STOCK OF

GREAT LAKES DREDGE & DOCK HOLDINGS CORP.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer
Agent and registered by the Registrar. Witness the seal of
the Corporation and the facsimile signatures of
its duly authorized officers.

Dated:

CHAIRMAN	SECRETARY

GREAT LAKES DREDGE & DOCK HOLDINGS CORP.
CORPORATE
SEAL 2006
DELAWARE

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in fullaccording to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to MinorsAct
(State)

Additional Abbreviations may also be used though not in the above list.

GREAT LAKES DREDGE & DOCK HOLDINGS CORP.

        The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating,optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of suchpreferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

        For value received,                                                               hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                       shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                       Attorney
to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated
NOTICE: The signature to this assignment must correspond with the name as writtenupon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company's liquidation or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.

THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE SERIES OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO THE HOLDER OF THIS CERTIFICATE. UPON SUCH HOLDER'S WRITTEN REQUEST, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH SERIES OF PREFERRED STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND OR RIGHTS.

THE SECURITIES OF THE COMPANY REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE OWNERSHIP RESTRICTIONS, TRANSFER RESTRICTIONS AND OTHER TRANSFER PROVISIONS SET FORTH IN THE COMPANY'S CERTIFICATE OF INCORPORATION, AS IN EFFECT FROM TIME TO TIME. A copy of the Certificate of Incorporation will be furnished without charge by the Company to the holder hereof upon written request. For the definitions of "beneficially owned," "U.S. Citizen," and "Non-U.S. Citizen," see the Certificate of Incorporation. Under the Certificate of Incorporation, no more than 22.4% of the outstanding shares of each class or series of the Company's stock may be Beneficially Owned by Non-U.S. Citizens, and the Company may not recognize any purported transfer of shares of such class or series to Non-U.S. Citizens if such percentage would be exceeded, except to the extent necessary to effect the remedies available under the Certificate of Incorporation, which include vending such transfer, treating such shares as having been transferred into a trust for the benefit of U.S. Citizens, or redeeming such shares. The trust and redemption remedies apply equally to stockholders that become Non-U.S. Citizens. Subject to the foregoing transfer restrictions, the shares represented by this Certificate will be transferred on the books of the Company only if the Application to Transfer Shares set forth below has been duly executed by the transferee.

APPLICATION TO TRANSFER SHARES

The undersigned (the "Applicant") hereby applies to transfer of the name of the Applicant of the number of shares of the Company's common stock indicated below and hereby certifies to the Company that

(Please complete (a) or (b) and (c) and/or (d) as applicable):

☐	(a)	The Applicant is a U.S. CITIZEN	☐	(b) the Applicant is a NON-U.S. CITIZEN
☐	(c)	The Applicant will hold shares for one or more beneficial owners who are U.S. CITIZENS.
☐	(d)	The Applicant will hold shares for one or more beneficial owners who are NON-U.S. CITIZENS.
I certify that, to the best of my knowledge and belief, this Application is correct and, if applicable, I have authority to sign this Application to on behalf of the entity that is the Applicant.

Printed Name (and entity name if applicable)	Title (if applicable)	Signature & Date

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)	(Minor)
JT TEN	—	as joint tenants with right of			under Uniform Gifts to Minors Act
survivorship and not as tenants
		in common			(State)
COM PROP	—	as community property	UNIF TRF MIN ACT	—		Custodian (until age )
(Cust)
under Uniform Transfers
(Minor)
to Minor's Act
(State)
Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED,                                                               hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

X
	NOTICE	THE SIGNATURE(S) TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
Signature(s) Guaranteed
By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15

QuickLinks

  Exhibit 4.4